Exhibit 99.1

STOCK REPURCHASE AGREEMENT

DATED AS OF MARCH 11, 2024

BY AND AMONG

TRICOR PACIFIC CAPITAL PARTNERS (FUND IV) US, LP

and

CPI CARD GROUP INC.

STOCK REPURCHASE AGREEMENT, dated as of March 11, 2024 (this “Agreement”), by and between Tricor Pacific Capital Partners (Fund IV) US, LP, a Delaware limited partnership (“Parallel49”) and CPI Card Group Inc., a Delaware corporation (“CPI”).

W I T N E S S E T H :

WHEREAS, the Board of Directors of CPI (the “Board”) has authorized management of CPI to repurchase up to $20,000,000 of CPI Common Stock from time to time, with all repurchases to be completed no later than December 31, 2024 (the “Share Purchase Program”);

WHEREAS, CPI and Parallel49 agree that if any purchases are effected by CPI under the Share Purchase Program in the open market, Parallel49 shall sell shares of CPI Common Stock to CPI as part of the Share Purchase Program and as set forth herein; and

WHEREAS, CPI and Parallel49 agree that if any purchases are effected by CPI pursuant to a Privately Negotiated Repurchase (as defined below), Parallel49 may participate as set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1Defined Terms. The terms defined in this Article I, whenever used herein, shall have the following meanings for all purposes of this Agreement:

“Affiliate” means, with respect to any Person, another Person which directly or indirectly Controls, is Controlled by or is under Common Control with such Person (but only for so long as such Control exists); provided that neither CPI nor any of its Subsidiaries shall be treated as Affiliates of Parallel49 for purposes of this Agreement;

“Agreement” has the meaning set forth in the preliminary statements hereto;

“Aggregate Parallel49 Repurchased Shares Price” has the meaning set forth in Section 2.2(d);“Agreement” has the meaning set forth in the preliminary statements hereto;

“Audit Committee” means the audit committee of the Board;

“Board” has the meaning set forth in the recitals hereto;

“Business Day” means any day other than a Saturday, a Sunday, a legal holiday in New York, New York or other day on which banking institutions or trust companies are authorized or obligated by Law to close in New York, New York;

“Control” means beneficial ownership of more than 50% of the equity or voting securities of any other Person. The terms “Controlled by”, “under Common Control with” and “Controlling” have correlative meanings;

“CPI” has the meaning set forth in the preliminary statements hereto;

“CPI Common Stock” means the common stock, par value $0.001 per share, of CPI;

“Law” means rule, regulation, statute, order, ordinance, guideline, code or other legally enforceable requirement, including, but not limited to, common law, state and federal laws or securities laws and laws, rules and regulations of foreign jurisdictions;

“Monthly Table” has the meaning set forth in Section 2.2(a); “Option” has the meaning set forth in Section 2.4(b);

“Other Holders” means CPI stockholders other than Parallel49 or its Affiliates;

“Other Repurchased Shares” has the meaning set forth in Section 2.1;

“Parallel49” has the meaning set forth in the preliminary statements hereto;

“Parallel49 Optioned Shares” has the meaning set forth in Section 2.4(b); “Parallel49 Repurchase Date” has the meaning set forth in Section 2.1; “Parallel49 Repurchased Shares” has the meaning set forth in Section 2.1;

“Person” means an individual, corporation, partnership, joint venture, association, trust, limited liability company, governmental entity, unincorporated organization or other entity;

“Privately Negotiated Repurchase” has the meaning set forth in Section 2.4(a);“Repurchase Calculation Chart” has the meaning set forth in Section 2.2(a);

“Repurchase Period” means April 1, 2024 to June 30, 2024 so long as the Share Purchase Program remains in effect;

“Repurchase Price” means the product of (i) 98% multiplied by (ii) the total amount paid by CPI for all Other Repurchased Shares purchased by CPI during the Repurchase Period, divided by the total number of Other Repurchased Shares purchased by CPI during the Repurchase Period, without deduction for any commissions, fees or other costs and expenses related to such purchases;

“Repurchase Rate” shall be equal to three (3);

“Share Purchase Program” has the meaning set forth in the recitals hereto; and

“Subsidiary” means, with respect to any Person, another Person of which 50% or more of any class of capital stock, voting securities, other voting ownership or voting partnership interests (or, if there are no such voting interests, 50% or more of the equity interests) are owned or controlled, directly or indirectly, by such first Person, provided that neither CPI nor any of its Subsidiaries shall be treated as Subsidiaries of Parallel49 for purposes of this Agreement.

Section 1.2Interpretation. In this Agreement, except to the extent that context otherwise requires:

(a)The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

(b)Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”. The term “or” is not exclusive.

(c)The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

(d)The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms.

(e)References to a Person are also to its permitted successors and assigns.

(f)All references to “dollars” or “$” or any similar references or designations contained herein mean United States Dollars.

ARTICLE II

STOCK REPURCHASE

Section 2.1Stock Repurchase. Upon the terms and subject to the conditions set forth in this Agreement, on the fifth Business Day following the conclusion of the Repurchase Period (the “Parallel49 Repurchase Date”), Parallel49 shall sell, or shall cause its Affiliates to sell, to CPI, and CPI shall purchase from Parallel49 or its Affiliates, as part of the Share Purchase Program, a number of shares of CPI Common Stock (such shares, the “Parallel49 Repurchased Shares”) equal to (i) the number of shares of CPI Common Stock purchased by CPI from Other Holders pursuant to the Share Purchase Program in the open market during the Repurchase Period (such shares, the “Other Repurchased Shares”), multiplied by (ii) the Repurchase Rate. The Parallel49 Repurchased Shares shall not exceed 325,000 shares of CPI Common Stock.

Section 2.2Repurchase Procedure.

(a)By 9:30 A.M. Eastern Time on the Business Day immediately preceding the Parallel49 Repurchase Date, CPI shall provide to Parallel49 a completed calculation chart in the form of Exhibit A hereto (the “Repurchase Calculation Chart”) indicating the dates, amounts and pricing of all purchases of shares of CPI Common Stock from Other Holders in the Repurchase Period in the open market and the calculations performed to determine the Repurchase Price, the Parallel49 Repurchased Shares and the Aggregate Parallel49 Repurchased Shares Price. By 9:30 A.M. Eastern Time on the fourth Business Day of each calendar month, CPI shall provide to Parallel49 the completed table set forth in Part 1 of Exhibit A hereto (the “Monthly Table”). The Repurchase Calculation Chart and the Monthly Table shall be delivered to Parallel49 pursuant to the notice provisions in Section 5.2.

(b)By 9:30 A.M. Eastern Time on the Business Day immediately preceding the Parallel49 Repurchase Date, Parallel49 shall deliver to CPI wire transfer instructions for the payment of the Aggregate Parallel49 Repurchased Shares Price.

(c)By 9:30 A.M. Eastern Time on the Parallel49 Repurchase Date, Parallel49 shall deliver to CPI appropriate transfer instructions to the transfer agent. Promptly after receipt of such transfer instructions, CPI shall transfer the Aggregate Parallel49 Repurchased Shares Price in immediately available funds to the account designated by Parallel49. It is the intent of the parties that all actions contemplated by this Section 2.2(c) are to be completed by the end of the Parallel49 Repurchase Date.

(d)The “Aggregate Parallel49 Repurchased Shares Price” means and shall be an amount equal to (i) the number of Parallel49 Repurchased Shares on such date, multiplied by (ii) the Repurchase Price.

(e)CPI shall direct its transfer agent to update the share register to reflect the number of shares of CPI Common Stock owned by Parallel49 after the Parallel49 Repurchase Date.

Section 2.3Information and Correction.

(a)CPI shall provide any information related to the Repurchase Calculation Chart and the Aggregate Parallel49 Repurchased Shares Price as Parallel49 may reasonably request.

(b)If an error or miscalculation has been made with respect to either the determination of the Parallel49 Repurchased Shares or the Aggregate Parallel49 Repurchased Shares Price, the parties shall promptly take such action as is necessary to put CPI, on the one hand, and Parallel49 and its Affiliates, on the other hand, in the same position the parties would have been in had there been no such error or miscalculation.

Section 2.4Option to Participate.

(a)If at any time during the Repurchase Period, CPI receives a bona fide third party offer to sell Common Stock to CPI in a privately negotiated repurchase transaction outside of the open market (the “Privately Negotiated Repurchase”), which CPI desires to accept, then CPI shall promptly notify Parallel49 in writing of said offer specifying the price and any applicable terms of the proposed repurchase.

(b)In such event, Parallel49 shall have the right and option to sell to CPI three (3) times the number of shares to be repurchased in the Privately Negotiated Repurchase (the “Parallel49 Optioned Shares”) for the same price and on the same applicable terms (the “Option”), which Option may be exercised only by giving written notice of exercise thereof to CPI within three (3) business days following the date on which CPI gave notification to Parallel49 of the proposed Privately Negotiated Repurchase. The exercise of such Option shall not affect the share limit set forth in Section 2.1 and shall not modify any other provision of this Agreement or terminate this Agreement.

(c)In the event that Parallel49 exercises the Option within the time and in the manner provided above, the parties shall work together in good faith to complete the repurchase of the shares by CPI in the Option at the same time as the Privately Negotiated Repurchase (or as soon thereafter as is practical) and to obtain all required approvals.

Section 2.5Section 16 Matters. CPI covenants and agrees to take all action reasonably requested by Parallel49 to ensure that Parallel49’s sales to CPI hereunder are exempt from Section 16(b) of the Securities Exchange Act of 1934, as amended, pursuant to Rule 16b-3(e) thereunder.

Section 2.6Cancellation of Shares. All shares of CPI Common Stock repurchased pursuant to the Share Purchase Program, including repurchases hereunder, shall be cancelled by CPI immediately after such repurchase.

Section 2.7Tax. Any Aggregate Parallel49 Repurchased Shares Price (and any repurchase of shares under an Option) shall be paid net of all taxes, if any are required by applicable law to be deducted or withheld from such payment. CPI acknowledges that no such withholding is required under current law assuming Parallel49 provides CPI with a duly executed IRS Form W-9.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Section 3.1Representations and Warranties of CPI. CPI represents and warrants to Parallel49 as follows:

(a)CPI has all requisite corporate power and authority to execute and deliver this Agreement, and, subject to the implementation of the Share Purchase Program, to perform its obligations hereunder and the other transactions contemplated hereby. The execution, delivery and performance of this Agreement by CPI have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of CPI are necessary for it to authorize this Agreement or, except for the implementation of the Share Purchase Program, to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by CPI and, assuming due authorization, execution and delivery by Parallel49, is a legal, valid and binding obligation of CPI, enforceable against it in accordance with its terms, except that such enforceability (i) may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting or relating to the enforcement of creditors’ rights generally and (ii) is subject to general principles of equity (regardless of whether considered in a proceeding in equity or at law).

(b)Neither the execution and delivery of this Agreement by CPI, nor the consummation by CPI of the transactions contemplated hereby, will conflict with, result in a breach or violation of, or constitute a default under, (i) any law applicable to CPI or any of its subsidiaries, (ii) the charter documents of CPI or any of its subsidiaries (iii) the terms of any indenture or other agreement or instrument to which CPI or any of its subsidiaries is a party or bound, or (iv) any judgment, order or decree applicable to CPI or any of its subsidiaries.

(c)The Audit Committee, at a meeting duly called and held, duly adopted resolutions approving this Agreement.

Section 3.2Representations and Warranties of Parallel49. Parallel49 represents and warrants to CPI as follows:

(a)It has all requisite corporate or other organizational power and authority to execute and deliver this Agreement and to perform its obligations hereunder and the other transactions contemplated hereby. The execution, delivery and performance of this Agreement by it and the consummation by it of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate or other organizational action, and no other proceedings on the part of it are necessary for it to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by it and, assuming due authorization, execution and delivery by CPI, is a legal, valid and binding obligation of it, enforceable against it in accordance with its terms, except that such enforceability (i) may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting or relating to the enforcement of creditors’ rights generally and (ii) is subject to general principles of equity (regardless of whether considered in a proceeding in equity or at law).

(b)Neither the execution and delivery of this Agreement by Parallel49, nor the consummation by Parallel49 of the transactions contemplated hereby, will conflict with, result in a breach or violation of, or constitute a default under, (i) any law applicable to Parallel49 or any of its subsidiaries, (ii) the charter and fund documents of Parallel49 or any of its subsidiaries (iii) the terms of any agreement or instrument to which Parallel49 or any of its subsidiaries is a party or bound, or (iv) any judgment, order or decree applicable to Parallel49 or any of its subsidiaries.

(c)Upon sale and delivery of, and payment for, the Parallel49 Repurchased Shares as provided herein at the Parallel49 Repurchase Date, it will convey, or cause to be conveyed, to CPI good and valid title to such Parallel49 Repurchased Shares free and clear of all liens, claims, restrictions, charges and encumbrances of any kind whatsoever and not subject to any adverse claim.

ARTICLE IV

CONDITIONS PRECEDENT

Section 4.1Conditions to Each Party’s Obligation to Effect the Repurchase Obligations. The obligation of each party to effect the repurchase arrangement contemplated herein is conditioned upon the implementation and continued operation of the Share Purchase Program.

Section 4.2Conditions to Obligations of CPI. The obligations of CPI to effect the repurchases contemplated by it herein are subject to the representations and warranties of Parallel49 being true and correct in all material respects as of the date hereof and at and as of the Parallel49 Repurchase Date and Parallel49 being in compliance in all material respects with its covenants herein.

Section 4.3Conditions to Obligation of Parallel49. The obligations of Parallel49 to effect the transactions contemplated by it are subject to the representations and warranties of CPI being true and correct in all material respects as of the date hereof and at and as of the Parallel49 Repurchase Date and CPI being in compliance in all material respects with its covenants herein.

ARTICLE V

GENERAL PROVISIONS

Section 5.1Termination. Upon the termination or expiration of the Share Purchase Program, this Agreement shall automatically terminate.

Section 5.2Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given (a) on the date of delivery, upon delivery in person or if sent by facsimile (receipt of which is confirmed) or electronic mail, (b) on the day after delivery, by registered or certified mail (postage prepaid, return receipt requested), or (c) one Business Day after having been sent by express mail through an internationally recognized overnight courier, in each case to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(a)if to Parallel49, to:

225 East Deerpath Road

Suite 200

Lake Forest, IL 60045

Attention: Chief Legal and Compliance Officer

Email: Jwesterman@P49Equity.com

with a copy (which copy shall not constitute notice) to:

DLA Piper LLP (US)

701 Fifth Ave, Suite 6900

Seattle, WA 98104

Attention: Andrew Ledbetter

Email: Andrew.Ledbetter@us.dlapiper.com

(b)if to CPI, to:

CPI Card Group Inc.

10368 West Centennial Road

Littleton, Colorado 80127

Attention: Chief Legal and Compliance Officer

E-Mail: legalnotice@cpicardgroup.com; skilgore@cpicardgroup.com with a copy (which copy shall not constitute notice) to:

Sidley Austin LLP

One South Dearborn

Chicago, Illinois 60603

Attention: Paul Choi; Katie LaVoy

E-Mail: pchoi@sidley.com; klavoy@sidley.com

Section 5.3Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Law, or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic and legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

Section 5.4Counterparts. This Agreement may be executed in one or more counterparts, each of which when executed shall be deemed an original document and all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties. Until and unless each party has received a counterpart hereof signed by the other parties hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication).

Section 5.5Entire Agreement; No Third Party Beneficiaries. This Agreement (a) constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement and (b) is not intended to confer upon any Person other than the parties hereto (and their respective successors and assigns) any rights or remedies.

Section 5.6Fees and Expenses. All fees and expenses incurred by any party in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees and expenses.

Section 5.7Governing Law. This Agreement (and any claims or disputes arising out of or related thereto or to the transactions contemplated thereby or to the inducement of any party to enter therein, whether for breach of contract, tortious conduct or otherwise and whether predicated on common law, statute or otherwise) shall in all respects be governed by and construed in accordance with the laws of the State of New York, including all matters of construction, validity and performance, in each case without reference to any conflict of law rules that might lead to the application of the laws of any other jurisdiction.

Section 5.8Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned or delegated, in whole or in part (except by operation of Law), by any of the parties hereto without the prior written consent of the other parties hereto. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns.

Section 5.9Enforcement. The parties irrevocably agree that all claims in respect of the interpretation and enforcement of the provisions of this Agreement and of the transactions contemplated hereby, or with respect to any such action or proceeding, shall be heard and determined in a New York State or federal court located in the county of New York. In addition, each of the parties hereto (i) consents to submit itself to the personal jurisdiction of the United States District Court for the Southern District of New York or any court of the State of New York located in such district in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement and (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction or venue by motion or other request for leave from any of the transactions contemplated by this Agreement in any court other than such courts sitting in the State of New York. THE PARTIES HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY OF THEM AGAINST ANY OTHER PARTY HERETO IN ANY MATTERS ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT.

IN WITNESS WHEREOF, CPI and Parallel49, have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

Tricor Pacific Capital Partners (Fund IV) US, LP

By:	Parallel49 Equity, ULC
Its:	General Partner

By:	/s/ Roderick Senft
Name: Roderick Senft
Title: Authorized Officer

CPI Card Group Inc.

By:	/s/ Jeffrey Hochstadt
Name: Jeffrey Hochstadt
Title: Chief Financial Officer & Vice President

Exhibit A

Form of Repurchase Calculation Chart

Repurchase Period:                1 through

-OR-

Monthly Period:

Part 1. Other Repurchased Shares Data

Date, Amount and Price of Other Repurchased Shares during the Repurchase Period (with each entry row to indicate only shares of CPI Common Stock purchased on the same date at the same price per share):

	Date of each Repurchase Transaction	Number of Shares	Price Per Share[2]	(Number of Shares) X (Price Per Share)

Total:

Part 2. Quarterly Repurchase Calculation

Repurchase Rate: Three (3)

Repurchase Price:3

Parallel49 Repurchased Shares:4

Aggregate Parallel49 Repurchased Shares Price:5

1 The start date to be referenced shall be the date of the Agreement.

2 Price per Share should not deduct for any commissions, fees or other costs and expenses related to such purchases.

3 The product of (i) 98% multiplied by (ii) the total of the final column (Number of Shares) X (Price Per Share) divided by the total number of shares repurchased from Other Holders in the open market in the current Repurchase Period.

4 To be calculated by multiplying the total number of shares of CPI Common Stock repurchased from Other Holders in the current Repurchase Period in the open market by the Repurchase Rate.

5 To be calculated by multiplying the calculations from the two immediately prior footnotes.